UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 29, 2026

REDWOOD MORTGAGE INVESTORS VIII, L.P.

a California Limited Partnership

(Exact name of registrant as specified in its charter)

California	000-27816	94-3158788
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 Bovet Road, Suite 302
San Mateo, CA	94402
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (650) 365-5341

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On May 29, 2026, Redwood Mortgage Investors VIII, L.P., a California limited partnership (the “Partnership”), dismissed BDO USA, P.C. (“BDO”) as the Partnership’s independent registered public accounting firm. On June 1, 2026, the Company engaged Baker Tilly US, LLP (“Baker Tilly”) as the Partnership’s new independent registered public accounting firm. The decision to dismiss BDO and appoint Baker Tilly was approved by the Partnership’s manager, Redwood Mortgage Corp. (“RMC”).

The auditors’ reports of BDO regarding the financial statements for the fiscal years ended December 31, 2025 and 2024 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2025 and 2024, and during the subsequent interim period from January 1, 2026 through May 29, 2026, there were (a) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which disagreements, if not resolved to the satisfaction of BDO, would have caused it to make reference to the subject matter of such disagreement in its reports and (b) no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except that the Partnership identified a material weakness in its internal control over financial reporting which pertains to internal controls over the Partnership’s evaluation of expected future credit losses, including determination of the current fair value of certain real properties collateralized against respective loans, not being prepared or reviewed in a timely manner. The Partnership remediated this material weakness as of December 31, 2025 through the implementation of remediation steps that improved the Partnership’s disclosure controls and procedures and its internal control over financial reporting. As the Partnership is externally managed by RMC, RMC is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended. As part of its remediation plan, during 2025, RMC continued efforts to design and implement effective internal control measures, which included hiring additional personnel and operationalizing and documenting certain processes related to the implementation of the current expected credit loss model. Management completed implementation of all of the remedial measures outlined in the remediation plan as of the end of the first quarter of fiscal 2025 and tested the applicable controls during the last three quarters of the year ended December 31, 2025, and concluded that the material weakness has been remediated as of December 31, 2025.

The Partnership provided BDO with a copy of the disclosures it is making in this report and requested that BDO furnish a letter to the Partnership addressed to the Securities and Exchange Commission stating whether BDO agrees with the statements made herein and, if not, stating the respects in which it does not agree. A copy of BDO’s letter dated June 2, 2026 is attached as Exhibit 16.1 hereto.

During the fiscal years ended December 31, 2025 and 2024 and during the subsequent interim period from January 1, 2026 through June 1, 2026, neither the Partnership nor anyone on its behalf consulted with Baker Tilly regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Partnership’s financial statements, and no written report or oral advice was provided to the Partnership that Baker Tilly concluded was an important factor considered by the Partnership in reaching a decision as to an accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions), or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

16.1	Letter from BDO USA, P.C. to the Securities and Exchange Commission dated June 2, 2026.

104	Letter Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDWOOD MORTGAGE INVESTORS VIII, L.P., a California limited partnership

By:	Redwood Mortgage Corp., General Partner

	By:	/s/ Michael R. Burwell
	Name:	Michael R. Burwell
	Title:	President, Secretary and Treasurer

Date: June 2, 2026